SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[X]      Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             Acacia Automotive, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies.

     2.  Aggregate number of securities to which transaction applied:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[   ]        Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-12(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid.

     2.  Form, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                             ACACIA AUTOMOTIVE, INC.
                        The Gardner Building - Suite 104
                               5214 Maryland Way,
                               Brentwood, TN 37027
                            Facsimile (615) 866-0144

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held November 2, 2007

TO THE STOCKHOLDERS OF ACACIA AUTOMOTIVE, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Acacia Automotive, Inc. (the "Company") will be held at 10:00 a.m. on November 2, 2007 at The Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando FL 32821 for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are elected and qualified;

          2.      To ratify the Company's 2007 Stock Incentive Plan;

          3. To ratify the appointment of Killman, Murrell & Company, P.C. as the Company's independent auditors; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 9, 2007, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments or postponements thereof. The list of stockholders entitled to vote will be available for examination by any stockholder at the Company's executive offices at The Gardner Building - Suite 104, 5214 Maryland Way, Brentwood, TN 37027 for ten days prior to November 2, 2007.

         You are cordially invited to attend the meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. The proxy must be signed by all registered holders exactly as the stock is registered. It will assist us in preparing for the meeting if you will return your signed proxies promptly regardless of whether you expect to attend in person or have many or few shares.





                                          By Order of the Board of Directors

                                          /s/ Steven L. Sample
                                          Steven L. Sample
                                          Chief Executive Officer

Brentwood, Tennessee
October 19, 2007
                             YOUR VOTE IS IMPORTANT
          If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

                             ACACIA AUTOMOTIVE, INC.
              The Gardner Building - Suite 104, 5214 Maryland Way,
                               Brentwood, TN 37027


------------------------------------------------------------------------------
                                 PROXY STATEMENT
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                         ANNUAL MEETING OF STOCKHOLDERS
                         to be held on November 2, 2007

General

         This Proxy Statement is being furnished to the holders of the common stock, $0.001 par value per share (the "Common Stock") of Acacia Automotive, Inc., a Texas corporation (the "Company" or "Acacia"), in connection with the solicitation by the Board of Directors of proxies for use at an Annual Meeting of Stockholders to be held on November 2, 2007 (the "Annual Meeting") commencing at 10:00 a.m., at The Renaissance Orlando Resort, 6677 Sea Harbor Drive, Orlando FL 32821, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

         The principal executive offices of the Company are located at The Gardner Building, Suite 104, 5214 Maryland Way, Brentwood, TN 37027. The approximate mailing date of this Proxy Statement and the accompanying Proxy is October 19, 2007.

                            Outstanding Capital Stock

         The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close business on October 9, 2007. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 11,947,524 shares of Common Stock (the "Common Stock").

                                Quorum And Voting

         The presence, in person or by proxy, of the holders of a majority of the total combined voting power of the outstanding capital stock of the Company is necessary to constitute a quorum at the Annual Meeting of Stockholders. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share in the stockholder's name on the record date. At the record date, the total number of votes which could be cast by all holders of capital stock of the Company was 11,947,524.

                        Action to Be Taken at The Meeting

         The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) FOR the election as directors of the Company the persons named under the caption "Election of Directors"; (ii) FOR the ratification of the Company's 2007 Stock Inventive Plan; (iii) FOR the ratification of the appointment of Killman, Murrell & Company, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2007; and
(iv) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.

         In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. The ratification of the 2007 Stock Incentive Plan requires the approval of the majority of all the shares outstanding. (See "Quorum and Voting"), and the ratification of the appointment of Killman, Murrell & Company, P.C. as the Company's independent auditors requires a plurality of the votes cast at the meeting. (See "Quorum and Voting").

         When the giver of the proxy has appropriately specified how the proxy is to be voted, it will be voted accordingly. Your attention is directed to the accompanying proxy which provides a method for stockholders to withhold authority to vote for one or more nominees for director and to vote against or to abstain from voting on the other matters offered for approval. If any other matter or business is brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the shares subject to the proxy, but management does not know of any such other matter or business.

         Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the person or persons acting under the proxy will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Each nominee has expressed to management his intention that, if elected, he will serve the entire term for which his election is sought.

         The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

                      Committees of the Board of Directors

         The Company presently does not have a separately-designated Audit Committee and Compensation Committee, but management of the Company plans to ask the Company's Board of Directors to establish an Audit Committee and a Compensation Committee, each consisting of at least two directors, none of whom will be an officer or employee of the Company. The duties of the Audit Committee will be to recommend to the entire Board of Directors the selection of independent certified public accountants to perform an audit of the financial statements of the Company, to review the activities and report of the independent certified public accountants, and to report the results of such review to the entire Board of Directors. The Audit Committee will also monitor the internal controls of the Company.

         Because of the small size of the Board of Directors or the lack of activity for the last several fiscal years, the Company believed that the entire Board acts effectively as the Nominating Committee and Compensation Committee and Audit Committee.

         For fiscal 2006, the Board of Directors, acting as the Company's Audit Committee, has not reviewed and discussed the audited financial statements with management nor have they discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Board of Directors has not received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as adopted by the Public Company Accounting Oversight Board in Rule 3600T and not, based on the review and discussions referred to in this paragraph, recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the last fiscal year for filing with the Commission. The Company has not determined whether the Company has a financial expert, primarily because of the Company's lack of activity for the preceding fiscal year.

         The duties of the Compensation Committee will be to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives and to administer or oversee the Company's Stock Option Plan and other benefit plans. In addition, the Compensation Committee will review the compensation of officers of the Company and the recommendations of the Chief Executive Officer on (i) compensation of all employees of the Company and (ii) adopting and changing major Company compensation policies and practices. Except with respect to the administration of the Stock Option Plan, the Compensation Committee will report its recommendations to the entire Board of Directors for approval.

         The entire Board of Directors acts as the Nominating Committee, and each director participates in the consideration of director nominees The Nominating Committee meets the independence requirements of the American Stock Exchange and does not have a charter. Each of the directors nominated for the forthcoming year were originally identified by the Company's Chief Executive Officer.

         Stockholders wishing to submit the name of a candidate for the Board of Directors should submit the recommendation, along with the candidate's biographical information, to the Secretary of the Company at The Gardner Building, Suite 104, 5214 Maryland Way, Brentwood, TN 37027. Other than this submission requirement, there are no differences in the manner in which the Nominating Committee evaluates a stockholder recommended director nominee. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Nominating Committee. Once a potential nominee for director has been identified, including those candidates submitted by stockholders, the Nominating Committee determines whether to conduct a full evaluation of the candidate. This determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors. If it is determined that additional consideration is warranted, the Nominating Committee will then evaluate the potential nominee against the qualifications and skills it believes are necessary for directors to possess, including: (i) independence in accordance with the American Stock Exchange standards; (ii) high personal and professional ethics, integrity, and mature judgment; (iii) business experience that is useful to the Company and complementary to the background and experience of the other directors; (iv) a commitment to serve and the ability to devote the required amount of time to carry out the duties and responsibilities of a director; and
(v) other relevant factors as the Nominating Committee may determine.

         Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company, at The Gardner Building, Suite 104, 5214 Maryland Way, Brentwood, TN 37027. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular directors. The Secretary will forward the correspondence to the Board of Directors who may review the correspondence in their next meeting. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee.

                              Director Compensation

         Directors of the Company presently serve without compensation except under the plan adopted by the board of directors on February 1, 2007 and submitted to the stockholders for ratification at this annual meeting of stockholders, the 2007 Stock Incentive Plan. On February 1, 2007, each non-employee director of the Company was granted an option to acquire an initial 10,000 shares of Common Stock for $0.01 per share and will receive 15,000 additional options upon election to a full term. On May 16, 2007, Mr. Bynum, a non-employee director, was named to the board of directors and received an option to acquire 10,000 shares of common stock for $0.875 per share pursuant to the terms of the 2007 Stock Incentive Plan.

                              Election of Directors

         Directors of the Company are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. It is intended that the shares, subject to the proxies solicited hereby, will be voted for the following nominees, whose age and position with the Company is indicated in the table, for director, unless otherwise specified on the proxy. The following table sets forth certain information regarding the Company's directors:

                            NOMINATIONS FOR DIRECTORS

Steven L. Sample       60            Director, Chairman of the Board, and
                                        Chief Executive Officer

Tony Moorby            59            Director, President and Chief Operating
                                        Officer

Danny R. Gibbs         50            Director

James C. Hunter, MD    50            Director

V. Weldon Hewitt       69            Director

David Bynum            59            Director

         In fiscal 2006, the Board of Directors met three times. Messrs Gibbs, Hunter, Hewitt and Bynum meet the independence standards established by the American Stock Exchange.

         Mr. Sample became a director and officer of the Company in August 2006 when he was named as a Director and Chief Executive Officer. From January 2004 through December 2005, he served as Executive Director of Sales for ADESA Corporation, a firm that operates automobile auctions throughout the United States and Canada. From January 2002 through December 2003, he was the General Sales Manager of ADESA's Ocala Florida Auto Auction. From September 1990 through December 2001, he was employed by Mid-America Auto Auction, an ADT Automotive Auction acquired by Manheim Auctions in 2000, with Mr. Sample serving as General Sales Manager during most of his tenure.

         Mr. Moorby joined the Company in October 2006 when he was named as a director and as President and Chief Operating Officer. Beginning in February 2006 he was a Principal of Tony Moorby & Associates, an automotive consultant firm and in June 2006 became a member of the Board of Trustees, of the National Independent Automobile Dealers' Association (NIADA). From February 2002 through February 2006, he was Managing Partner of Flying Lion Dealer Services, a dealer services business, and from October 2000 through October 2002 he was Executive Vice President of ADESA Corp where he was responsible for corporate development. From January 1997 through October 2000 he was President and Chief Executive Officer of ADT Automotive, an automobile auction company with 28 outlets which was sold to Manheim Auctions in October 2000. Prior to 1997 and commencing in 1982, Mr. Moorby was employed by ADT Automotive (known as Anglo-American Auto Auctions from 1982 to 1990), serving as its Executive Vice-President for the majority of the time. Mr. Moorby is a member of the Halls of Fame of the National Auto Auction Association (NAAA) and the National Independent Automobile Dealers Association (NIADA).

         Mr. Gibbs, a co-founder of Gibbs Construction, Inc. served as its president, general manager, director, and chief financial officer from 1984 until November 2000 when the Company's assets and liabilities were transferred to a receiver in bankruptcy. The Company's bankruptcy also resulted in Mr. Gibbs's personal bankruptcy. From January 2000 through December 2003, Mr. Gibbs was a Senior Project Manager for Thacker Operating Company responsible for estimating costs of construction projects, managing and overseeing them. Beginning in January 2004 he became a Senior Project Manager for Dimensional Construction, Inc. with similar responsibilities.

         Dr. Hunter was appointed to the board of directors on February 1, 2007. In 2005 he was named Chief Medical Officer of the Cape Fear Valley Health System in Fayetteville, North Carolina, where he is responsible for physician credentialing and relations with oversight for all quality efforts. From 1998 to 2005 he was Senior Vice President of Medical Affairs and Chief Quality Officer of Munroe Regional Health System in Ocala, Florida, where he had similar responsibilities. During that time, Dr. Hunter earned his MBA degree. From 1995 to 1998 he served as Director of Inpatient Clinical Affairs, Inpatient Internal Medicine, and Emergency Medicine for two healthcare organizations in Myrtle Beach, South Carolina. Prior to 1995 Dr. Hunter was an Emergency Physician.

         Mr. Hewitt was appointed to the board of directors on February 1, 2007. Since 1985 he has been the owner and Chief Executive Officer of Hewitt Marketing, Inc., which has provided original equipment manufacture radios and other media devices and electronics, mobile cellular telephones, power-actuated equipment and accessories to many major vehicle manufacturers. Prior to 1985, Mr. Hewitt founded and served as Chief Executive officer of an equipment manufacturer that attained as high as $20,000,000 in annual revenues supplying OEM audio systems for luxury cars.

         On May 16, 2007, the registrant named David Bynum to its board of directors. Since 2006 Mr. Bynum has been a manager of Bynum Properties which is involved in residential and commercial leasing and custom home construction. From October 2000 through April 2006, Mr. Bynum was employed by ADESA Corporation, a publicly held national automobile auction company. Initially Mr. Bynum was a Regional Vice President of Operations and in January 2004 was named National Director of Heavy Truck and Equipment Sales. For the twelve years prior to 2000, Mr. Bynum served as General Manager of Southern States Vehicle Auction in Atlanta, Georgia under the ownership of ADT Automotive (previously Anglo-American Auto Auctions) before it was sold to Manheim Auctions.

         Each director will hold office until the next Annual Meeting of Shareholders and until such time as his successor is elected and qualified, subject to prior removal by the shareholders of the Company in accordance with the Bylaws of the Company. The officers of the Company serve at the discretion of the Board of Directors of the Company.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE SPECIAL MEETING AND NOT REVOKED WILL BE VOTED AT THE SPECIAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE SPECIAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

                    Ratification of 2007 Stock Incentive Plan

         On February 1, 2007, the Company's Board of Directors adopted the 2007 Stock Incentive Plan for the grant to employees, officers, directors and consultants to the Company, parent or subsidiary of the Company of up to 1,000,000 shares of the Company's Common Stock, subject to adjustment in the event of any subdivision, combination or reclassification of shares. Beginning with calendar year 2008, the number of shares authorized under the plan shall automatically increase by an amount equal to 4% of the total number of shares of Common Stock outstanding on the last trading day of December of the immediately preceding calendar year. However, in no event shall any such annual increase exceed 1,000,000 shares. No one person may receive options for more than 500,000 shares in the aggregate per year.

         There are five programs under the 2007 Stock Incentive Plan under which
(i) eligible persons may be granted options to purchase Common Stock for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and employees and others may be granted non-qualified options; (ii) eligible employees may have a portion of their base salary invested in special option grants; (iii) eligible persons may be issued shares of Common Stock directly, either through immediate purchase of shares or as a bonus; (iv) non-employee directors shall receive option grants upon adoption of the plan or upon becoming a director and at designated intervals over the period of continued board service; and (v) non-employee board members may have their annual retainer fee otherwise payable in cash applied to a special option grant.

         Except for the incentive stock option plan, recipients of options under the plan may have a taxable event upon either the awarding of an option or the exercise of an option granted under the plan.

         The Discretionary Option Grant Program provides for the grant of incentive stock options to employees within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Employees, non employee members of the Board of Directors, Consultants and other independent advisors who provide services to the Company may also participate in the Discretionary Option Grant Program although such grants would not be incentive stock options. The exercise price of any option will not be less than the fair market value of the shares at the time the option is granted. The options granted are exercisable at the times or upon the events determined by the Plan Administrator set forth in the grant, but no option is exercisable more than ten years from the date of the grant. The options are non-transferable except by will or by laws of descent and distribution. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Discretionary Option Grant Program become fully exercisable.

         The Salary Investment Options Grant Program provides for the grant of an option to certain executives in which the executive agrees to reduce his or her salary by an amount not less than $10,000 nor more than $50,000. The option is for a number shares determined by dividing 150% of the amount of the reduced salary by the fair market value per share of Common Stock on the date of the option grant. The exercise price is one-third of the fair market value per share of Common Stock on the date of the grant. The options are non-transferable except by will or by laws of descent and distribution. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Salary Investment Options Grant Program become fully exercisable.

         Pursuant to the Stock Issuance Program, the Plan Administrator may grant the issuance of stock directly to certain executives of the Company, non-employee members of the Board of Directors and consultants and other independent advisors that provide services to the Company. The Plan Administrator has the discretion to determine whether grants may vest in one or more installments or upon attainment of specific performance objectives except to the extent that the Company assigns to a successor corporation or is otherwise imposed. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Stock Issuance Program become fully exercisable.

         The Automatic Option Grant Program provides that each non-employee director on February 1, 2007, or upon a director's initial appointment as a director subsequent to February 1, 2007, shall receive an option for 10,000 shares at a price equal to the closing price on February 1, 2007, which the directors deemed to be $0.01 per share, or, if appointed subsequent to February 1, 2007, the closing price of the Common stock on the date of the director's initial appointment to serve as a director. The term of such option is ten years, provided, however that an option holder must exercise any option within 12 months upon ceasing to be a director. Although all of the shares may be purchased upon the date of the grant, the Company may repurchase such shares. Each initial 10,000 share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of six (6) successive equal semi-annual installments upon the Optionee's completion of each six -month period of service as a Board member over the 36-month period measured from the option grant date. Furthermore, provided one has been a director for four months prior to his election to the Board at the Annual Meeting of Shareholders, a non-employee director automatically receives an option for 15,000 shares of stock with an exercise price equal to the closing price of the Company's Common Stock on the date of the annual Meeting of Shareholders. Such shares automatically vest subject to the Company's right to repurchase the shares. Each annual 15,000 share automatic option shall vest, and the Corporation's repurchase right shall lapse, in two successive equal semi-annual installments upon the Optionee's completion of each six -month period of Board service measured from the option grant date. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Automatic Option Grant Program become fully vested and exercisable and any right of the Company or successor to repurchase ceases.

         The Director Fee Option Grant Program is similar to the Salary Investment Option Grant Program in that non-employee director may elect to have all or a portion of the annual retainer fee that is otherwise payable in cash. The option is for a number shares determined by dividing 150% of the amount of the reduced fee by fair market value per share of Common Stock on the date of the option grant. The exercise price shall be one-third of the fair market value per share of Common Stock on the date of the grant. Upon merger or consolidation of the Company or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or distribution of the Company, options granted under the Discretionary Option Grant Program become fully exercisable.

         Administration of the Automatic Option Grant and Director Fee Option Grant Programs are self-executing and there is no Plan Administrator with respect to those programs. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all eligible persons other than certain executives may, at the Board's discretion, be vested in a Primary Committee or a Secondary Committee, or the Board of Directors may retain the power to administer those programs with respect to all persons. The Primary Committee, the Secondary Committee or the Board of Directors may set the prices, expiration dates and other material conditions upon which the options may be exercised. The Board of Directors may, however, establish a Primary Committee that shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to certain executives. Any discretionary option grants or stock issuances for members of the Primary Committee shall be made by a disinterested majority of the Board of Directors. Messrs. Sample and Gibbs presently serve as the Primary Committee.

         The Board of Directors may amend the plan as they, in their sole discretion, may determine.

         The following table sets forth certain information regarding awards of stock pursuant to the Company's stock option plan as of October 9, 2007.

Name and Position                                         Dollar Value                    Number of Units

Steve Sample, Chief Executive Officer                           -                                -

Tony Moorby, President and Chief
         Operating Officer                                      $5,000                           500,000

Patricia Ann Arnold                                                100                            10,000

Executive Group (Three people)                                   5,100                           510,000

Non-Executive Director Group                                     9,050                            40,000

Non-Executive Officer Employee Group                                50                             5,000


         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO RATIFY THE 2007 STOCK INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE 2007 STOCK INCENTIVE PLAN. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE 2007 STOCK INCENTIVE PLAN.

                       Appointment of Independent Auditors

         The Board of Directors has selected the firm of Killman, Murrell & Company, P.C. as independent auditors of the Company for the fiscal year ending December 31, 2007, upon approval by a majority of the stockholders present in person or represented by proxy at the Annual Meeting of Stockholders. Killman, Murrell & Company, P.C. has served as the Company's independent auditors since the fiscal year ending December 31, 1996. A representative of that firm is expected to be present at the Annual Meeting of Stockholders. Said representative will be available to answer questions and will be afforded an opportunity to make a statement if he or she so desires.

Audit Fees

         Fees for audit services rendered by Killman, Murrell & Company, P.C. totaled approximately $21,774 in 2006, including fees for professional services for the audit of our annual financial statements and for the reviews of the financial statements included in each of our quarterly reports on Form 10-QSB.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO APPROVE AND APPOINT THE AUDITORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE AUDITORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AUDITORS.

                       Executive Officers and Compensation

         For the fiscal years ended December 31, 2003, 2004 and 2005, the Company did not pay any of its executive officers. Mr. Sample's annual salary is set at $150,000 and Mr. Moorby's annual salary is set at $201,000. On February 1, 2007, the Company's board of directors determined to make the salaries retroactive to January 1 and October 1, 2006, respectively, and the Company accrued and paid $215,700 for salaries for fiscal year 2006. In addition, the Company provided an automobile for Mr. Sample's use in fiscal 2006. The value of the use of the automobile is estimated to be $3,000.

         The following table sets forth certain information regarding the Company's executive officers:

     Steven L. Sample       60     Director, Chairman of the Board, and
                                        Chief Executive Officer

     Tony Moorby            59     Director, President and Chief Operating
                                        Officer

     Patricia Ann Arnold    51     Secretary

         Biographical information regarding the Company's executive officers who are also directors is set forth under the caption "Election of Directors" beginning on page 3.

         Patricia Ann Arnold was named Secretary of the Company on February 1, 2007. Until June 2007 Ms. Arnold served as a Labor Employment Paralegal with the law firm of Baker, Donelson, Bearman & Caldwell since June 2002 and as a Litigation Paralegal with the law firm of Stewart Estes and Donel from 1997 to 2002, both in Nashville, Tennessee. Prior to that Ms. Arnold was employed in similar positions with law firms in Nashville, Tennessee, and Louisville, Kentucky, since 1984.

         The following table sets forth certain information concerning grants of options to purchase shares of Common Stock of the Company made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

                          EXECUTIVE STOCK OPTION GRANTS
                         (YEAR ENDED DECEMBER 31, 2006)

                                  Number of          Percent of Total          Weighted
                                 Securities         Options Granted To          Average
                                 Underlying            Employees In            Per Share       Expiration
                Name           Options Granted        Fiscal Year (1)       Exercise Price        Dates
          ----------------     ---------------     --------------------     --------------     -----------
          Steven L. Sample            0                     0%                 n.a.               n.a
          Tony Moorby                 0                     0                  n.a.               n.a.
          Patricia Arnold(1)       10,000                   0                  n.a.               n.a.


 (1) During the fiscal year ended December 31, 2006, the Company granted a total of -0- options to purchase common stock to its employees, executive officers and directors. Ms. Arnold was awarded the indicated option on February 1, 2007.

         The following table sets forth certain information concerning exercise of options to purchase shares of Common Stock of the Company made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

                                   TABLE 10-3
                        EXECUTIVE STOCK OPTION EXERCISES
                         (YEAR ENDED DECEMBER 31, 2007)

                                                                               Number of              Value of
                                                                              Securities             Unexercised
                                                                              Underlying            In-the-Money
                                                                             Unexercised               Options
                                                                                Options                   $

                               Shares Acquired             Value             Exercisable/           Exercisable/
                Name             on Exercise            Realized($)          Unexercisable          Unexercisable
          ----------------   ------------------    --------------------      ----------------    ----------------
          Steven L. Sample            0                     0                          -                 $0/$0
          Tony Moorby                 0                     0                          -                 $0/$0.
          Patricia Arnold             0                     0                     10,000/0*              $10,500/$0


* Reflects stock option grant on February 1, 2007 and as of October 9, 2007

Section 16(a) Beneficial Ownership Reporting Compliance.

         Each of the Company's outside directors has complied with the filing requirements for the fiscal year ended December 31, 2007.

Certain Relationships and Related Transactions

         The board of directors named Gwendolyn Sample as the Company's assistant secretary in 2006 and granted her an option to acquire 5,000 shares of Common Stock for $0.01 per share. Ms. Sample is the spouse of Steven L. Sample. In addition, the board of directors paid L. Palmer Sample, the son of Mr. Sample, 10,000 shares of Common Stock for work performed in conjunction with establishment and maintenance of the company's email systems, design and maintenance of the Company's Internet web site, and hosting of both. Gwendolyn and Palmer Sample each disclaim any beneficial ownership of their shares by Mr. Sample, the Company's CEO.

         For fiscal 2006, Steven L. Sample, the Company's Chief Executive Officer and majority stockholder, provided all monies to pay substantially all operating expenses of the Company, totaling approximately $152,000. In exchange for this and subsequent to the resumption of business activities by the Company in July of 2006, he was issued stock in February 2007 with a value of approximately $81,175 at issuance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 9, 2007, the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (ii) each director of the Company, and (iii) all directors and officers as a group. Except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

                                                      Shares Owned
     Name and Address of                      No. of
      Beneficial Owner                        Shares           Percent

Steven L. Sample (1)                          6,990,500        58.5%
Danny Gibbs (2)                                  62,500         0.5%
Tony Moorby                                     501,000         4.2%
Patricia Ann Arnold (2)                               -           -
James C. Hunter (2)                                   -           -
V. Weldon Hewitt (2)                                  -           -
David Bynum (2)                                       -           -
Gwendolyn G. Sample(2)(3)                     1,707,000        14.2%
All directors and officers                    7,554,000        63.2%
as a group (seven persons)

------------------------------------

(1) Excludes warrants to purchase 1,425,000 shares of common stock of which 425,000 are presently exercisable for $1.00 per share.

(2) Excludes options to acquire 10,000 shares of Common Stock each for Ms. Arnold and Messrs Gibbs, Hunter and Hewitt and 5,000 shares for Ms. Sample, all of which may be acquired for $0.01 per share and options to acquire 10,000 shares of Common Stock which Mr. Bynum has the right to purchase for $0.875 per share.

(3) Gwendolyn Sample is the spouse of Steven L. Sample who disclaims any beneficial interest in the shares owned by Ms. Sample.

         Unless otherwise indicated, the address for each of the above named individuals is The Gardner Building - Suite 104, 5214 Maryland Way, Brentwood, TN 37027.

                                CHANGE OF CONTROL

         On August 15, 2006, Steven L. Sample entered into an agreement with Thacker Asset Management, LLC to acquire 4,000,000 shares of the Company's Common Stock for $50,000 cash, which represented 49.6% of the issued and outstanding shares of the Company's Common Stock as of December 29, 2006. The 4,000,000 shares reflect the shares prior to the Company's one for eight reverse stock split in February 2007. That $50,000, as well as other expenses of the Company of approximately $152,000 paid by Mr. Sample, including $21,500 paid to the Company's former stock transfer agent and $3,500 paid to its bankruptcy counsel, came from the personal funds of Mr. Sample and from a loan to him in the amount of $125,000 from Automotive Properties, LLC. In exchange for paying the foregoing expenses, the Company agreed to issue to Mr. Sample 8,117,500 post-split shares of Common Stock and 500,000 post split shares of Preferred Stock, all of which occurred on February 1, 2007, following the effectiveness of the reverse split. The market value at issuance to Mr. Sample of those Common Shares on February 1, 2007, was $81,175. The 500,000 shares of Preferred Stock were subsequently converted to Common Stock and warrants to purchase 1,425,000 shares of Common Stock, of which 475,000 are presently exercisable for $1.00 per share and the remainders of the warrants are exercisable at an average of $3.00 per share beginning in the next three fiscal years, and are subject to the Company attaining specific performance levels.

                              STOCKHOLDER PROPOSALS

         The Company anticipates holding its next Annual Meeting of Stockholders in the Fall of 2008. Any stockholder desiring to submit a proposal for inclusion in the proxy material for consideration at that meeting should submit it at a time reasonably in advance of that time. As a guide, a stockholder proposal should be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth hereinafter no later than the close of business on June 21, 2008.

                                  OTHER MATTERS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. Arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         All information contained in this Proxy Statement relating to the occupation, affiliations, and securities holdings of directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers.

         Your directors and officers desire that all stockholders be represented at the Annual Meeting of Stockholders. In the event you cannot attend in person, please date, sign, and return the enclosed proxy in the enclosed, post-paid envelope at your earliest convenience so that your shares may be voted. The proxy must be signed by all registered holders exactly as the stock is registered.

         The Company will furnish without charge a copy of its Annual Report of Form 10-KSB, including the financial statements and the schedules thereto, for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder upon written request to Suite 104, 5214 Maryland Way, Brentwood, TN 37027. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.



October 19, 2007

By Order of the Board of Directors

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

                             ACACIA AUTOMOTIVE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                November 2, 2007

         The undersigned hereby appoints Steven L. Sample as proxy to represent the undersigned, with full power of substitution at the Annual Meeting of Stockholders of Acacia Automotive, Inc, to be held on Friday, November 2, 2007, at 4:00 p.m. Eastern time at the Renaissance Orlando Resort Hotel, 6677 Sea harbor Drive, Orlando, FL 32821 and at any and all adjournments thereof:

1.       PROPOSAL TO ELECT THE FOLLOWING NOMINEES AS DIRECTORS OF THE
         CORPORATION

                  Steven L. Sample

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /

                  Tony Moorby

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /

                  Danny R. Gibbs

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /

                  Dr. James C. Hunter, MD

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /

                  V. Weldon Hewitt

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /

                  David Bynum

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /

2.       PROPOSAL TO RATIFY THE 2007 STOCK INCENTIVE PLAN

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /

3. PROPOSAL TO APPOINT KILLMAN MURRELL & COMPANY AS THE COMPANY'S INDEPENDENT AUDITORS

                  FOR /   /             AGAINST /   /           ABSTAIN   /   /


In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, and 3.

Signature of Stockholder ___________________________________ Dated _____________

Signature of Stockholder ___________________________________ Dated _____________

NOTE: Signature should agree with name on stock certificate. Executors, administrators, trustees and other fiduciaries should so indicate when signing.